Exhibit 4.9

Dated [•]

NAVIGATOR HOLDINGS LTD

(the Company)

OPTION CERTIFICATE

THIS IS AN IMPORTANT DOCUMENT

Index

Clause

		Page
1	Interpretation	1
2	Grant of Option	1
3	Earliest exercise date	1
4	Latest exercise date	1
5	Restrictions applying to the Option Shares	2
6	Terms of Option	2
7	Restrictions on transfer and charging	2
8	Exercise after cessation of employment	2
9	Terms of your employment	2
10	Income tax and national insurance contributions	3
11	Exercise of Option	3

THIS DEED is made on [•] 2014

(1)	This is a deed of NAVIGATOR HOLDINGS LTD. incorporated in the Marshall Islands whose registered office is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960 (the “Company”).

BACKGROUND

(A)	The Company has adopted the Navigator Holdings Ltd. Company Share Option Plan (the “Plan”).

(B)	The Plan is a Schedule 4 CSOP scheme (as defined in paragraph 1(A1) of Schedule 4 to the Income Tax (Earnings and Pensions) Act 2003).

(C)	The Company wishes to grant an option under the Plan to [name of employee] of [address of employee] (the “Option Holder”), on the terms specified in this deed (the “Option Certificate”).

OPERATIVE PROVISIONS

1	INTERPRETATION

1.1	Terms defined in the rules of the Plan (but not defined in this Option Certificate) shall have the same meaning in this Option Certificate as in the rules of the Plan, unless the context requires otherwise. The rules of interpretation in the Plan also apply to this Option Certificate.

1.2	A copy of the rules of the Plan may be obtained on request from the [name or title of officer or manager].

1.3	Terms in the Option Certificate such as “You” or “Your” refer to and address the Option Holder.

2	GRANT OF OPTION

2.1	Subject to the other terms of the Option Certificate and the rules of the Plan, the Company grants You an option (the “Option”) to acquire [•] common shares, par value US$0.01 per share (the “Option Shares”), of the Company.

2.2	The Date of Grant of the Option is the date of execution of this deed.

2.3	The Exercise Price of the Option is US$[•] per Option Share.

3	EARLIEST EXERCISE DATE

3.1	You may not exercise the Option before [date falling one day after third anniversary of date of grant] unless an event occurs before then which causes the Option to become exercisable under the rules of the Plan.

3.2	You may lose the ability to exercise the Option and/or the Option may lapse before the date specified in Clause 3.1 if certain events occur, in accordance with the rules of the Plan.

4	LATEST EXERCISE DATE

4.1	You may not exercise the Option after [tenth anniversary of date of grant] and it will lapse on that date if it has not lapsed or been exercised in full before then.

4.2	You may lose the ability to exercise the Option and/or the Option may lapse before the date specified in Clause 4.1 if certain events occur, in accordance with the rules of the Plan.

5	RESTRICTIONS APPLYING TO THE OPTION SHARES

The Option Shares are not subject to any Relevant Restrictions.

6	TERMS OF OPTION

6.1	The Option is subject to:

(a)	Schedule 4 to the Income Tax (Earnings and Pensions) Act 2003 (“Schedule 4”);

(b)	any other legislation applying to Schedule 4 CSOP schemes; and

(c)	the rules of the Plan.

6.2	The provisions referred to in Clause 6.1 shall take precedence over any conflicting statement about the terms of the Option.

6.3	Without limitation Clause 3.2, Clause 4.2, Clause 7, Clause 8, Clause 9 and Clause 10 are included only as a summary of certain important provisions of the Plan, to draw these to Your attention.

7	RESTRICTIONS ON TRANSFER AND CHARGING

7.1	You may not transfer the Option and it will lapse if You attempt to do so. However, the Option will not lapse if and when it passes to Your personal representatives on Your death.

7.2	You may not make the Option subject to a charge or any other security interest. For example, You cannot use the Option as security for a loan. The Option will lapse if You attempt to do so.

7.3	The Option will lapse if You are declared bankrupt.

8	EXERCISE AFTER CESSATION OF EMPLOYMENT

8.1	After You cease holding office or employment with the Company or any other company of which the Company has control, You may only exercise the Option if, and to the extent that, exercise is then permitted under the rules of the Plan.

8.2	In certain circumstances, after You receive notice to terminate employment with the Company or any other company of which the Company has Control, You may only exercise the Option if, and to the extent that, exercise is then permitted under the rules of the Plan.

9	TERMS OF YOUR EMPLOYMENT

9.1	The grant and existence of the Option shall not affect the terms of Your employment with the Company or any other company of which the Company has (or had) Control.

9.2	You shall have no rights to compensation or damages on account of any loss concerning the Option or the Plan that arises (or is claimed to arise), in whole or in part, from:

(a)	the termination of any office or employment held by You; or

(b)	any notice to terminate office or employment given by or to You; or

(c)	any company ceasing to be a Constituent Company of the Plan; or

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(d)	the transfer of any business to a person which is not a Constituent Company of the Plan; or

(e)	a determination by HMRC that the Plan is no longer a Schedule 4 CSOP scheme.

This Clause 9.2 applies however the relevant circumstances are caused and however damages or compensation may be claimed.

9.3	The grant of the Option does not give You any right to receive further options under the Plan, or any other share incentives or bonuses.

9.4	The value of any benefit realised from the Option shall not be taken into account in determining Your entitlement to any pension or similar benefit.

10	INCOME TAX AND NATIONAL INSURANCE CONTRIBUTIONS

10.1	Depending on the circumstances, on exercise of the Option You may have an income tax liability under PAYE and You may be required to pay national insurance contributions (“NICs”). If so, then:

(a)	the Company or Your employer may require You to pay amounts in respect of Your PAYE and NICs liability, or enter into some other arrangement specified by the Company for the payment of these amounts;

(b)	You may be required to:

(i)	pay; or

(ii)	enter into a joint election to transfer; or

(iii)	enter into an arrangement or agreement for the payment of

some or all of Your employer’s secondary class 1 NICs liability arising from exercise of the Option; and

(c)	in some circumstances, the Company may withhold the number of Option Shares required to meet Your liabilities in respect of PAYE, primary (employee) class 1 NICs and secondary (employer) class 1 NICs.

10.2	The Option may only be exercised if You:

(a)	confirm (in writing) that You agree to the requirements of the Plan relating to PAYE and NICs (“Rule 9”). This may be done at the time of exercise; and

(b)	make any arrangements, or enter into any agreements, that may be required under Rule 9.

11	EXERCISE OF OPTION

11.1	To exercise the Option, you should fill in and sign an exercise notice and submit it to the Company.

An exercise notice form is enclosed with this Option Certificate. Further copies of the exercise notice form can be obtained from [name or title of officer or manager].

11.2	If You exercise the Option in part only, then You shall exercise it over at least 100 Option Shares, or, if less, the number of Option Shares over which the Option may be exercised.

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This document has been executed as a deed and is delivered and takes effect on the date stated at the beginning of it.

EXECUTED AND DELIVERED AS A DEED by	)
NAVIGATOR HOLDINGS LTD.	)
)
acting by ,	)
(name))		(signature)
)
in the presence of	)
(name)		(signature)

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